EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I  consent  to  the  use in  this  Amended  Registration  Statement  of  Fairway
Properties, Inc. on Form 10/A, of my report dated March 24, 2010 on the financial statements of Fairway Properties, Inc. for the years ended December 31, 2009 and 2008, and for the period from September 10, 2007 (inception) through December 31, 2009.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 22, 2010